Exhibit 99.1

Eos Energy Enterprises Reports Second Quarter 2021 Financial Results and Updated Guidance

August 11, 2021 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced financial results for the second quarter ended June 30, 2021 and updated guidance for full year 2021.

Recent Business Highlights

•Booked orders of $79.2 million year-to-date resulting in backlog of $95.6 million, as of August 11, 2021; current backlog delivers 100% coverage on 2021 $50 million revenue target
•$2 million in product shipped, as of August 11, 2021
•Successfully completed UL certification on August 10, 2021
•On July 7, 2021, Eos announced $100 million investment from Koch Strategic Platforms, a subsidiary of Koch Investments Group, to support the Company’s strategic growth initiatives

Eos Chief Executive Officer Joe Mastrangelo said, “We continue to invest and build our execution capability. The commercial team continues to build pipeline, orders and backlog. Our core Znyth® technology is rapidly approaching 300 MWh in successful operation.”

Mastrangelo concluded, “Over the last nine months we have successfully closed $50 million in orders which had an initial shipment date in 2021. We have been working closely with our customers to manage delays in achieving UL certification, project permitting, civil works and grid connections. As a result, we’ve revised our 2021 revenue target to $5 million.”

Second Quarter 2021 Financial Highlights

•We recognized $0.6 million of revenue from partial fulfillment of the Motor Oil project in Greece.
•Cost of Sales of $12.4 million includes $5.3 million in fair market value adjustments on future sales, $3.0 million in costs related to current manufacturing yield as we ramp up manufacturing, $1.7 million in base costs, and $0.7 million in one-time transportation costs.
•Research and Development costs of $3.6 million were $2.2 million lower than Q1 as UL testing was completed, offset by expenses specific to Z3 development.
•General and administrative expenses of $11.3 million were $1.8 million higher than Q1 attributable to one-time transaction fees, staff related accruals, and stock compensation.

•The loss on pre-existing agreement of $22.5 million and remeasurement of equity method investment of $7.5 million resulted from our acquisition of the other 51% interest in our previous JV Hi-Power.
•Other income of $2.8 million include a gain of $2.2 million for the sale of NJ state tax credits and a $0.6 million gain on our private warrants that are measured at fair value.
•As of June 30, 2021, Eos had cash and cash equivalents of $75 million.

2021 Outlook
Eos lowers revenue guidance with delays in UL certification, manufacturing ramp-up, and overall project readiness impacting delivery timing.

•$5 million in expected 2021 shipments and revenue recognized. Remaining deliveries pushed to 2022

Eos expects to continue to focus on 2021 stated priorities:

•$300 million in booked orders; focus on building 2022+ orders backlog
•Ship fully certified UL product in Q3
•Initiate CE mark (Europe) testing, ISO certifications, UL 9540
•Expand manufacturing capacity to 800 MWh
•Finalize Gen 3.0 (Z3) product design and production plan
•Invest in people and culture

Earnings Conference Call and Audio Webcast
Eos will host a conference call to discuss its second quarter 2021 financial results on August 11, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-705-6003, or for international callers 1-201-493-6725. The call will also be webcast live from Eos's investor relations website at https://investors.eose.com.

The conference call replay will be available via webcast through Eos’s investor relations website. A telephone replay will be available from 11:30 a.m. ET on August 11, 2021, through August 18, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13721457.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems providing utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts
Investors            Media
Ed Yuen            James McCusker
ir@eose.com            media@eose.com

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Forward Looking Statements
Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our batteries and performance of services. The backlog is calculated by adding the orders of the current fiscal year to the backlog as of the end of the prior fiscal year and then subtracting the revenue recognized in the current fiscal year. If the amount of an order already recognized in the current or the previous fiscal years is modified or if an order from the current fiscal year is cancelled, we adjust orders for the current quarter and also our backlog accordingly, but do not retroactively adjust previously published backlogs. However, if an order from a previous fiscal year is cancelled, orders of the current quarter and, accordingly, the current fiscal year are generally not adjusted; instead, the existing backlog is revised directly. There is no comparable US-GAAP financial

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measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company resulting from already recognized orders.

Pipeline. Our pipeline represents projects that we have submitted technical proposals or non-binding quotes plus customers with letter of intents or firm commitments. Pipeline does not include lead generation projects.

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EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
    CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Total revenue	$ 612	$ -	$ 776	$ -

Costs and expenses
Cost of goods sold	12,364	53	12,464	110
Research and development expenses	3,647	2,248	8,700	4,478
General and administrative expenses	11,325	1,408	20,127	2,989
Loss on pre-existing agreement	22,516	217	30,368	995
Grant expense (income), net	(52)	263	(44)	609
Total costs and expenses	49,800	4,189	71,615	9,181

Operating loss	(49,188)	(4,189)	(70,839)	(9,181)

Interest expense, net	(154)	(3,045)	(175)	(6,855)
Remeasurement of equity method investment	(7,480)	-	(7,480)	-
Other income (expense)	2,779	1,350	2,995	804
Net Loss	$ (54,043)	$ (5,884)	$ (75,499)	$ (15,232)
Basic and diluted loss per share attributable to common shareholders
Basic	$ (1.04)	$ (1.50)	$ (1.46)	$ (3.88)
Diluted	$ (1.04)	$ (1.50)	$ (1.46)	$ (3.88)

Weighted average shares of common stock
Basic	51,792,365	3,930,336	51,630,088	3,930,336
Diluted	51,792,365	3,930,336	51,630,088	3,930,336

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EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30, 2021	December 31, 2020

Balance sheet data
Cash and cash equivalents	$74,690	$121,853
Other current assets	17,052	5,514
Property and equipment, net	8,392	5,653
Investment in joint venture	—	3,736
Other assets	9,720	1,508
Total assets	109,854	138,264
Total liability	41,287	17,479
Total Equity	68,567	120,785

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	For the six months ended
	June 30, 2021	June 30, 2020

Cash used in operating activities	(48,887)	(1,012)
Cash used in investing activities	(15,784)	(1,951)
Cash provided by financing activities	17,508	3,021
Net increase (decrease) in cash and cash equivalents	(47,163)	58
Cash and cash equivalents, beginning of period	121,853	862
Cash and cash equivalents, end of the period	$74,690	$920

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